Exhibit 99.1

Press Release

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

ORACLE NAMES LEON PANETTA TO THE BOARD OF DIRECTORS

REDWOOD SHORES, Calif., January 19, 2015 — The Oracle Board of Directors today announced that it has unanimously elected the Honorable Leon Panetta, former U.S. Secretary of Defense and former Director of the Central Intelligence Agency, to the company’s Board of Directors. The election is effective as of January 19, 2015 and increases the size of the Board to 12 directors.

“We are honored to welcome Secretary Panetta to our Board,” said Larry Ellison, Chairman of the Board of Directors and Chief Technology Officer. Dr. Michael Boskin, independent Chair of the Nomination and Governance Committee, added, “Secretary Panetta is a dynamic leader with a distinguished record of public service at the highest levels of government. He will add deep expertise and brings a fresh perspective to our Board.”

Secretary Panetta served in the Obama Administration as U.S. Secretary of Defense from 2011 to 2013 and as Director of the Central Intelligence Agency from 2009 to 2011. Previously, he was White House Chief of Staff and Director of the Office of Management and Budget under President Bill Clinton. From 1977 to 1993, Secretary Panetta was a member of the U.S. House of Representatives representing California’s 16th district, which included Monterey, San Benito, and parts of San Luis Obispo and Santa Cruz.

Secretary Panetta and his wife Sylvia founded and currently co-direct the Panetta Institute for Public Policy, located at California State University, Monterey Bay. He has served as a Distinguished Scholar to the Chancellor of the CSU system, and as a member of the Board of Trustees and a Presidential Professor at Santa Clara University. He recently authored a best-selling memoir, Worthy Fights.

All members of Oracle’s Board of Directors serve one-year terms and are expected to stand for election at the company’s next annual shareholders meeting in November, 2015.

About Oracle

Oracle engineers hardware and software to work together in the cloud and in your data center. For more information about Oracle (NYSE: ORCL), visit www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

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“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, geopolitical and market conditions, including the continued slow economic recovery in the U.S. and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for support contracts. (3) Our cloud computing strategy, including our Oracle Cloud Software-as-a-Service, Platform-as-a-Service, Infrastructure-as-a-Service and our new Database as a Service offerings, may not be successful. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (6) If the security measures for our software, hardware, services or Oracle Cloud offerings are compromised or if such offerings contain significant coding, manufacturing or configuration errors, we may experience reputational harm, legal claims and financial exposure. (7) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our products and support services in a timely manner or to position and/or price our products and services to meet market demand, customers may not buy new software licenses, cloud software subscriptions or hardware systems products or purchase or renew support contracts. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of January 19, 2015. Oracle undertakes no duty to update any statement in light of new information or future events.